                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        PILOT THERAPEUTICS HOLDINGS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            56-2280858
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation of organization)                           Identification Number)

                            101 North Chestnut Street
                       Winston-Salem, North Carolina 27101
                       -----------------------------------
          (Address of principal executive offices, including zip code)

                        PILOT THERAPEUTICS HOLDINGS, INC.
                                STOCK OPTION PLAN
                                  (As Amended)
                     (Formerly, the Pilot Therapeutics, Inc.
                             1998 Stock Option Plan)
                     ---------------------------------------
                            (Full title of the plan)

                                Floyd H. Chilton
                      President and Chief Executive Officer
                        Pilot Therapeutics Holdings, Inc.
                            101 North Chestnut Street
                       Winston-Salem, North Carolina 27101
                                 (336) 725-2222
                      -------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                   Proposed              Proposed
Title of                           maximum               maximum
securities       Amount            offering              aggregate  Amount of
to be            to be             price                 offering   registration
registered       registered        per share (1)         price (1)  fee (1)
----------       ----------        -------------         ---------  ------------

Common Stock,
$.001 par value  1,465,620 shares  $.84-$8.98 per share  $1,624,836     $389

(1) Pursuant to Rule 457(c) and (h)(1), based on (i) the average ($8.98) of the bid ($8.70) and asked ($9.25) prices of the Company's Common Stock on January 7, 2002, as reported on the OTC Bulletin Board (48,368 shares), and (ii) the average option price ($.84) for 1,417,252 shares being registered herein which are available for issuance upon the exercise of outstanding options granted under the Company's Stock Option Plan.

                               ------------------



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The following documents filed by Pilot Therapeutics Holdings, Inc. (formerly, Interallied Group, Inc.) (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Commission on April 16, 2001 (as amended on Form 10-KSB/A filed with the Commission on April 20, 2001);

                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as filed with the Commission on May 18, 2001, July 27, 2001 and November 14, 2001, respectively;

                  (c) The Company's Current Reports on Form 8-K and Form 8-K/A, as filed with the Commission on August 28, 2001 and October 3, 2001, respectively;

                  (d) The description of the common stock that is contained in the Company's registration statement on Form 10-SB filed with the Commission on or about November 15, 1999, including any amendment or report filed for the purposes of updating the description; and

                  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         The legality of the securities offered hereby has been passed upon by the law firm of Womble Carlyle Sandridge & Rice, PLLC.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Company's Certificate of Incorporation ("Charter") provides that the Company will indemnify its directors and officers to the fullest extent permitted by law.

         Under the provisions of the Company's Bylaws ("Bylaws"), any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding shall be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.


                                      II-1
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         Indemnification under the Charter and the Bylaws includes payment by the Company of expenses in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the indemnified party to repay such advance if it is ultimately determined that such person is not entitled to indemnification under the Bylaws or the DGCL. The Company is not responsible for the indemnification of any person seeking indemnification in connection with a proceeding initiated by such person unless the initiation was approved by the Board of Directors of the Company. The Charter and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise. The Company carries directors and officers insurance covering its executive officers and directors.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

         The following exhibits are filed as a part of this Registration
Statement:

         Number   Description
         ------   -----------

         4.1 Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit B of the Company's Information Statement on Schedule 14C, filed with the Commission on October 26, 1001.

         4.2      Bylaws of the Company.

         5        Opinion of Womble Carlyle Sandridge & Rice, PLLC

         23.1     Consent of Womble Carlyle Sandridge & Rice, PLLC (included in
                  Exhibit 5)

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of Richard A. Eisner & Company, LLP

         24       Power of Attorney of Directors and Officers of the Company

         99 Pilot Therapeutics Holdings, Inc. Stock Option Plan, as amended

Item 9.  Undertakings.
------   ------------

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


                                      II-2
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                  (iii)    To include any material information with respect to
                           the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II-3
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                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, Pilot Therapeutics Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 9th day of January, 2002.

                                       PILOT THERAPEUTICS HOLDINGS, INC.

                                       By: /s/ Floyd H. Chilton
                                           -------------------------------------
                                           Floyd H. Chilton
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 9, 2002.


/s/ Floyd H. Chilton                          /s/ Jim Ford
------------------------------------------    ----------------------------------
Name: Floyd H. Chilton, President,            Name: Jim Ford, Interim Chief
      Chief Executive Officer and Director          Financial Officer (Principal
      (Principal Executive Officer)                 Financial Officer)


/s/ David J. Mills                            /s/ Santo J. Costa
------------------------------------------    ----------------------------------
Name: David J. Mills, Controller              Name: Santo J. Costa, Director
      (Principal Accounting Officer)


/s/ James W. Johnston
------------------------------------------    ----------------------------------
Name: James W. Johnston, Director             Name: Glenn J. Kline, Director


/s/ Sara Brooks Strassle                      /s/ Bradley J. Undem
------------------------------------------    ----------------------------------
Name: Sara Brooks Strassle, Director          Name: Bradley J. Undem, Director


/s/ Margaret Urquhart
------------------------------------------
Name: Margaret Urquhart, Director



* By: /s/ Floyd H. Chilton
------------------------------------------
Name: Floyd H. Chilton
Attorney-in-Fact



                                      II-4

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                                  EXHIBIT INDEX
                                       to
                      Registration Statement on Form S-8 of
                        Pilot Therapeutics Holdings, Inc.


Number   Description
------   -----------

4.1 Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit B of the Company's Information Statement on
         Schedule 14C, filed with the Commission on October 26, 1001.

4.2      Bylaws of the Company.

5        Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.1     Consent of Womble Carlyle Sandridge & Rice, PLLC (included in
         Exhibit 5)

23.2     Consent of Ernst & Young LLP

23.3     Consent of Richard A. Eisner & Company, LLP

24       Power of Attorney of Directors and Officers of the Company

99       Pilot Therapeutics Holdings, Inc. Stock Option Plan, as amended